EXHIBIT (23)

INDEPENDENT AUDITORS’ CONSENT AND REPORT ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Shareholders of

The Boeing Company

Chicago, Illinois

We consent to the incorporation by reference in Registration Statement Nos. 2-48576, 33-25332, 33-31434, 33-43854, 33-58798, 33-52773, 333-03191, 333-16363, 333-26867, 333-32461, 333-32491, 333-32499, 333-32567, 333-35324, 333-41920, 333-47450, 333-54234, 333-73252 and 333-107677 of The Boeing Company on Form S-8, and Registration Statement No. 333-99509 of The Boeing Company on Form S-3 of our report dated January 29, 2004 (February 11, 2004 as to the effects of the tax refunds described in Notes 6 and 25) (which reports on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, and in the method of accounting for derivative financial instruments to conform to Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, effective January 1, 2001), appearing in and incorporated by reference in the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 2003.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of The Boeing Company, listed in Item 15(a)2 in Form 10-K for each of the three years in the period ended December 31, 2003. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Chicago, Illinois

March 3, 2004